Exhibit 99.1

Prospect Capital Reports September 2017 Quarterly Results and Declares Additional Monthly Distributions
NEW YORK - (GLOBE NEWSWIRE) - November 8, 2017 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our first fiscal quarter ended September 30, 2017.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2017	June 30, 2017	September 30, 2016

Net Investment Income (“NII”)	$63,732	$69,678	$78,919
Interest as % of Total Investment Income	93.4%	96.3%	95.5%

NII per Share	$0.18	$0.19	$0.22

Net Income (“NI”)	$11,973	$51,168	$81,366
NI per Share	$0.03	$0.14	$0.23

Distributions to Shareholders	$81,647	$89,998	$89,428
Distributions per Share	$0.23	$0.25	$0.25

NAV per Share at Period End	$9.12	$9.32	$9.60

Net of Cash Debt to Equity Ratio	71.6%	70.5%	73.6%
For the September 2017 quarter, we earned net investment income (“NII”) of $63.7 million, or $0.18 per weighted average share, down $0.01 from the June 2017 quarter, and in line with our current dividend rate.
Continuing our strategy to preserve capital, reduce risk, and avoid “chasing yield” through investments deemed too risky with a poor risk/return profile at this point in the economic cycle, we remain committed to our historic credit discipline with originations this quarter consistent with the levels in the prior quarter. We have a robust pipeline of potential investments in our target range for credit quality and yield. We believe our disciplined approach to credit will serve us well in the coming years, just as that disciplined approach has served us well in past years.
In the September 2017 quarter we maintained a prudent net debt to equity ratio of 71.6%, down 2.0% from September 2016.
For the September 2017 quarter, our net income (“NI”) was $11.97 million, or $0.03 per weighted average share, a decrease of $0.11 from the June 2017 quarter. Unrealized depreciation within our structured credit investments and a lower interest-earning asset base in the September 2017 quarter over the June 2017 quarter contributed to decreased NI.
Our interest income as a percentage of total investment income was 93.4% in the September 2017 quarter.

DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for November 2017 to November 30, 2017 record holders with December 21, 2017 payment date;

•	$0.06 per share for December 2017 to December 29, 2017 record holders with January 18, 2018 payment date; and

•	$0.06 per share for January 2018 to January 31, 2018 record holders with February 15, 2018 payment date.
These distributions mark Prospect’s 112th, 113th, and 114th consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $5.91 at November 7, 2017 delivers to shareholders a 12.2% dividend yield.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our January 2018 distribution will have distributed $16.26 per share to original shareholders, exceeding $2.4 billion in cumulative distributions to all shareholders.

Prospect expects to declare February 2018, March 2018, and April 2018 distributions in February 2018.

PORTFOLIO AND INVESTMENT ACTIVITY
We continue to prioritize secured lending. At September 30, 2017 and June 30, 2017, our portfolio consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	September 30, 2017	June 30, 2017

Total Investments (at fair value)	$5,687,117	$5,838,305
Number of Portfolio Companies	120	121
% Controlled Investments (at fair value)	34.0%	32.7%

Secured First Lien	48.5%	48.3%
Secured Second Lien	19.5%	19.1%
Structured Credit	17.0%	18.5%
Equity Investments	14.3%	13.2%
Unsecured Debt	0.6%	0.8%
Small Business Whole Loans	0.1%	0.1%

Annualized Current Yield - All Investments	9.9%	10.4%
Annualized Current Yield - Performing Interest Bearing Investments	11.8%	12.2%

Top Industry Concentration(1)	11.2%	10.7%

Energy Industry Concentration(1)	2.7%	2.4%

Retail Industry Concentration(1)	0.0%	0.0%

Non-Accrual Loans as % of Total Assets	2.1%	2.5%

Weighted Average Portfolio Net Leverage(2)	4.32x	4.19x
Weighted Average Portfolio EBITDA	$49,155	$48,340

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Through our investment in the portfolio company’s capital structure.

During the September 30, 2017 and June 30, 2017 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	September 30, 2017	June 30, 2017

Total Originations	$222,151	$223,176

Structured Credit	0	32%
Agented Sponsor Debt	47%	31%
Non-Agented Debt	34%	31%
Online Lending	17%	4%
Real Estate	2%	1%
Operating Buyouts	0	1%

Total Repayments	$310,894	$352,043
Repayments in excess of Originations	$(88,743)	$(128,867)

For a listing of transactions completed during the quarter, please see section titled “Portfolio Investment Activity” in our form 10-Q for the quarter ended September 30, 2017.

We have invested in structured credit investments with individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At September 30, 2017 and June 30, 2017, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	September 30, 2017	June 30, 2017

Total Structured Credit Investments	$969,478	$1,079,712

# of Investments	43	43

TTM Average Cash Yield(1)(3)	20.5%	21.4%
Annualized Cash Yield(1)(3)	18.3%	18.8%
Annualized GAAP Yield on Fair Value(1)(3)	12.4%	13.6%
Annualized GAAP Yield on Amortized Cost(2)(3)	11.1%	12.7%

Cumulative Cash Distributions	$1,034,772	$939,048
% of Original Investment	69.8%	63.8%

# of Underlying Collateral Loans	2,310	2,491
Total Asset Base of Underlying Portfolio	$19,225,010	$19,254,846

Prospect TTM Default Rate	0.55%	0.75%
Broadly Syndicated Market TTM Default Rate	1.53%	1.54%
Prospect Default Rate Outperformance vs. Market	0.98%	0.79%

(1)	Calculation based on fair value.

(2)	Calculation based on amortized cost.

(3)	Excludes deals in the process of redemption.
To date, including called deals in the process of liquidation, we have exited eleven structured credit investments totaling $290.5 million with an expected average realized IRR of 16.3% and cash on cash multiple of 1.49 times.
Since August 29, 2016 (the date of our June 2016 earnings release), 18 of our structured credit investments have completed refinancings to reduce their liability spreads, and six additional structured credit investments have completed multi-year extensions of their reinvestment periods (also at reduced liability spreads). We believe further upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.

To date during the December 2017 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
December 31, 2017

Total Originations	$126,002

Non-Agented Debt	59%
Real Estate	32%
Agented Sponsor Debt	6%
Operating Buyouts	3%

Total Repayments	—

LIQUIDITY AND FINANCIAL RESULTS
The following table summarizes key leverage statistics at September 30, 2017 and June 30, 2017:

All amounts in $000’s	As of September 30, 2017	As of June 30, 2017
Net of Cash Debt to Equity Ratio	71.6%	70.5%
% of Assets at Floating Rates	90.5%	90.4%
% of Liabilities at Fixed Rates	99.9%	99.9%

Unencumbered Assets	$4,494,399	$4,546,147
% of Total Assets	75.2%	73.7%
We repaid our remaining $50.7 million October 2017 convertible notes at maturity. In calendar year 2017, we have also refinanced (or provided notice to call) a majority of our debt maturing in less than one year as follows:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2022 Notes	$225,000	4.95%	July 2022
Repurchases
2017 Notes	$78,766	5.375%	October 2017
2018 Notes	$114,581	5.75%	March 2018
Prospect Capital InterNotes®	$222,009	3.75% - 5.85%	December 2017 - November 2019
For the remainder of fiscal year 2018, we have liability maturities of $108.5 million.

On August 29, 2014, we renegotiated and closed an expanded five and a half year revolving credit facility (the “Facility”), summarized as follows:

All amounts in $000’s	As of September 30, 2017

Total Extended Commitments	$885,000
Total Commitments with Accordion Feature	$1,500,000
Interest Rate on Borrowings	1M LIBOR + 225 bps (no floor)
Moody’s Rating	Aa3
We have diversified our counterparty risk. At September 30, 2017, 21 institutional lenders were committed to the Facility compared to five lenders at June 30, 2010, one of the most diversified bank groups in our industry. The revolving period of the Facility extends through March 2019, with an additional one-year amortization period to March 2020, with distributions allowed after the completion of the revolving period. We currently have no borrowings drawn under our Facility.
We have seven separate unsecured debt issuances aggregating $1.7 billion outstanding, not including our program notes, with maturities ranging from March 2018 to June 2024. At September 30, 2017, $916.0 million of program notes were outstanding with staggered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Thursday, November 9, 2017 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to December 9, 2017, call 877-344-7529 passcode 10114021. The call will be available prior to December 9, 2017 on Prospect’s website, www.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	September 30, 2017	June 30, 2017

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $1,861,230 and $1,840,731, respectively)	$1,933,366	$1,911,775
Affiliate investments (amortized cost of $24,075 and $22,957, respectively)	17,739	11,429
Non-control/non-affiliate investments (amortized cost of $3,997,812 and $4,117,868, respectively)	3,736,012	3,915,101
Total investments at fair value (amortized cost of $5,883,117 and $5,981,556, respectively)	5,687,117	5,838,305
Cash	264,517	318,083
Receivables for:
Interest, net	21,273	9,559
Other	1,098	924
Prepaid expenses	981	1,125
Due from Prospect Administration	12	—
Due from Affiliate	18	14
Deferred financing costs on Revolving Credit Facility	4,086	4,779
Total Assets	5,979,102	6,172,789

Liabilities
Revolving Credit Facility	—	—
Prospect Capital InterNotes® (less unamortized debt issuance costs of $13,561 and $14,240, respectively)	902,471	966,254
Convertible Notes (less unamortized debt issuance costs of $14,437 and $15,512, respectively)	938,716	937,641
Public Notes (less unamortized discount and debt issuance costs of $10,476 and $10,981, respectively)	738,805	738,300
Due to Prospect Capital Management	46,313	48,249
Interest payable	33,324	38,630
Dividends payable	21,619	30,005
Due to Prospect Administration	1,910	1,910
Accrued expenses	3,287	4,380
Other liabilities	2,711	2,097
Due to broker	2,955	50,371
Total Liabilities	2,692,111	2,817,837
Commitments and Contingencies	—	—
Net Assets	$3,286,991	$3,354,952

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 360,310,422 and 360,076,933 issued and outstanding, respectively)	$360	$360
Paid-in capital in excess of par	3,993,800	3,991,317
Accumulated overdistributed net investment income	(72,726)	(54,039)
Accumulated net realized loss	(438,443)	(439,435)
Net unrealized loss	(196,000)	(143,251)
Net Assets	$3,286,991	$3,354,952

Net Asset Value Per Share	$9.12	$9.32

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2017	2016
Investment Income
Interest income:
Control investments	$46,030	$45,909
Affiliate investments	205	—
Non-control/non-affiliate investments	72,430	86,660
Structured credit securities	29,420	39,081
Total interest income	148,085	171,650
Dividend income:
Control investments	—	2,240
Non-control/non-affiliate investments	544	144
Total dividend income	544	2,384
Other income:
Control investments	2,091	2,940
Non-control/non-affiliate investments	7,859	2,858
Total other income	9,950	5,798
Total Investment Income	158,579	179,832
Operating Expenses
Base management fee	30,163	30,792
Income incentive fee	15,933	19,730
Interest and credit facility expenses	41,035	41,669
Allocation of overhead from Prospect Administration	3,528	3,533
Audit, compliance and tax related fees	1,088	1,395
Directors’ fees	113	113
Other general and administrative expenses	2,987	3,681
Total Operating Expenses	94,847	100,913
Net Investment Income	63,732	78,919
Net Realized and Change in Unrealized (Losses) Gains from Investments
Net realized gains
Control investments	9	5
Affiliate investments	846	137
Non-control/non-affiliate investments	582	572
Net realized gains	1,437	714
Net change in unrealized (losses) gains
Control investments	1,093	13,366
Affiliate investments	5,193	(2,126)
Non-control/non-affiliate investments	(59,037)	(9,446)
Net change in unrealized (losses) gains	(52,751)	1,794
Net Realized and Change in Unrealized (Losses) Gains from Investments	(51,314)	2,508
Net realized losses on extinguishment of debt	(445)	(61)
Net Increase in Net Assets Resulting from Operations	$11,973	$81,366
Net increase in net assets resulting from operations per share	$0.03	$0.23
Dividends declared per share	$(0.23)	$(0.25)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended September 30,
	2017		2016
Per Share Data
Net asset value at beginning of period	$9.32		$9.62
Net investment income(1)	0.18		0.22
Net realized and change in unrealized losses(1)	(0.15)		0.01
Distributions of net investment income	(0.23)		(0.25)
Common stock transactions(2)	—	(3)	—	(3)
Net asset value at end of period	$9.12		$9.60

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the year/period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuance and repurchases common stock, if any.

(3)	Amount is less than $0.01.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702